Exhibit 99.1

News for Immediate Release

Contact: Dana Arvidson
Investor Relations
First Marblehead
800 Boylston Street, 34th FL
Boston, MA 02199
617.638.2065

FIRST MARBLEHEAD TO ACQUIRE OPERATING ASSETS OF PRIVATE STUDENT LOAN ORIGINATOR COLOGY, INC.

BOSTON, MA, October 3, 2012 — The First Marblehead Corporation (NYSE: FMD) announced today that it has signed a definitive agreement to acquire certain assets and liabilities of Cology, Inc., and its affiliates for cash.

Cology is a provider of processing, disbursement and life-of-loan servicing to over 250 credit unions and lending institutions nationally. In the twelve months ended June 30, 2012, Cology processed over 65,000 applications and disbursed more than $451 million in private student loans, generating three year compound annual growth rates of 114% and 106% on those metrics, respectively.

“Since the financial crisis, credit unions have demonstrated their commitment to financing high quality, credit-tested private student loans,” said Daniel Meyers, First Marblehead’s Chairman and CEO.  “Cology is a rapidly growing private student loan originator that derives the largest share of its business directly from credit unions. We believe that First Marblehead’s expertise can help Cology’s diverse client base better understand, analyze, control, manage and grow their portfolios."

“Cology is pleased to be part of the First Marblehead team,” said Paul Rehnberg and Bill Hubert, founders of Cology.  “Our business has grown quickly over the past 5 years, and with the help of First Marblehead, we will be in a position to provide the same service commitment and culture that our clients have come to expect from Cology and its team.”

Under the terms of the agreement, First Marblehead Education Loan Services LLC, a wholly owned subsidiary of FMD, expects to complete the acquisition during the second quarter of fiscal 2013, and the transaction is expected to be accretive in the following year.

About The First Marblehead Corporation First Marblehead helps meet the need for education financing by offering national and regional financial institutions and educational institutions the Monogram® platform, an integrated suite of design, implementation and credit risk management services for private label, customizable private education loan programs. For more information, please see www.firstmarblehead.com. First Marblehead supports responsible lending and is a strong proponent of the smart borrowing principle, which encourages students to access scholarships, grants and federally-guaranteed loans before considering private education loans; please see www.SmartBorrowing.org. Through its subsidiary, Union Federal Savings Bank, First Marblehead offers private education loans, residential and commercial mortgage loans, and retail savings, money market and time deposit products. For more information, please see www.unionfsb.com. First Marblehead also offers outsourced tuition planning, billing, payment technology services and refund management services through its subsidiary Tuition Management Systems LLC. For more information, please see www.afford.com.

Statements in this press release, regarding First Marblehead’s future financial and operating results and liquidity, including following the acquisition of certain assets and liabilities of Cology, Inc. and its affiliates, prospects and the closing of the transaction in a timely manner as well as any other statements that are not purely historical, constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon our historical performance, the historical performance of Cology, Inc. and its affiliates and on our plans, estimates and expectations as of October 3, 2012. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future results, plans, estimates, intentions or expectations expressed or implied by us will be achieved. You are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause our actual financial or operating results, facilitated loan volumes and resulting cash flows or financing-related revenues, including the expected financial performance of First Marblehead Education Loan Services LLC following the acquisition of certain of the assets and liabilities of Cology, Inc. and its affiliates, and the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: First Marblehead’s and Cology’s ability to consummate the transaction; satisfaction of conditions to the completion of the transaction, including required third party consents; the possibility that we may be unable to achieve expected synergies and operating efficiencies in the transaction within the expected time-frames or at all; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or clients) may be greater than expected following the transaction; the retention of certain key employees at Cology; other business effects, including the effects of industry, economic or political conditions outside of First Marblehead’s or Cology’s control, including changes in the financing preferences of credit unions; transaction costs; market acceptance of, and demand for, our Monogram platform and fee-based service offerings; and the other factors set forth under the caption “Part I– Item 1A. Risk Factors” in First Marblehead’s annual report on Form 10-K filed with the Securities and Exchange Commission on September 12, 2012.   We specifically disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, even if our estimates change, and you should not rely on those statements as representing our views as of any date subsequent to the date of this press release.

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©  The First Marblehead Corporation